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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                      ---------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                               THE ACKERLEY GROUP, INC.
                               ------------------------
                (Exact Name of Registrant as Specified in Its Charter)


                      Delaware                        91-1043807
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             (State of incorporation or    (I.R.S. Employer Identification
                   organization)                         No.)

               1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101
               --------------------------------------------------------
              (Address of Principal Executive Offices)       (Zip Code)


           Title of each class               Name of each exchange on which
           to be so registered               each class is to be registered

                 Common                          New York Stock Exchange
                 ------                          -----------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. X
                                                   ---

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
                                                   ---

Securities Act registration statement file number to which this form relates:

-----------------------
     (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
                                         ----
                                   (Title of Class)





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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the shares of the Registrant's Common Stock contained in the Registration Statement on Form S-1 dated September 29, 1989 (Registration No. 33-30541), including any amendment or report updating such description, is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

 Number   Document
 ------   --------
 1.1 Registrant's Annual Report on Form 10-K, filed March 31, 1997 (Registration No. 001-10321).*

 1.2 Registrant's Amended Annual Report on Form 10-K, filed April 17, 1997 (Registration No. 001-10321).*

 1.3 Registrant's Amended Annual Report on Form 10-K, filed August 6, 1997 (Registration No. 001-10321).*

 2.1 Registrant's Quarterly Report on Form 10-Q for Quarter ended March 31, 1997, filed May 12, 1997 (Registration No. 001-10321).*

 2.2 Registrant's Quarterly Report on Form 10-Q for Quarter ended June 30, 1997, filed August 13, 1997 (Registration No. 001-10321).*

 2.3 Registrant's Quarterly Report on Form 10-Q for Quarter ended September 30, 1997, filed November 11, 1997 (Registration No. 001-10321).*

 3.1 Registrant's 1997 Proxy Statement, filed on August 4, 1997 (Registration No. 001-10321).*

 4.1      Third Restated Certificate of Incorporation, effective July 27,
          1990.*

 4.2 Amendment to Third Restated Certificate of Incorporation, effective May 11, 1994.*

 4.3 Amendment to Third Restated Certificate of Incorporation, effective September 26, 1996.*

 4.4 Amendment to Third Restated Certificate of Incorporation, effective October 1, 1996.*

 4.5      Restated Bylaws, effective November 3, 1997.*

 5.1      Specimen stock certificate.*

 6.1 Registrant's Annual Report on Form 10-K, as delivered to Registrant's stockholders on or about March 31, 1997.*

    * Filed with the New York Stock Exchange, Inc., as required pursuant to Instruction II of Instructions as to Exhibits of Form 8-A.


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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

 Dated:  December 3, 1997         THE ACKERLEY GROUP, INC.


                                  By:  /s/ Keith W. Ritzmann
                                  --------------------------
                                  Keith W. Ritzmann
                                  Vice President and Controller


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